                                   Exhibit 1


                          Executive Officers of Parent

                                 iVillage Inc.
                             500-512 Seventh Avenue
                            New York, New York 10018

Name                                   Title
----                                   -----
Douglas W. McCormick..............     Chief Executive Officer and Chairman of
                                       the Board
Nancy Evans.......................     Editor-in-Chief and Director
Steven A. Elkes...................     Executive Vice President--Operations and
                                       Business Affairs
Scott Levine......................     Chief Financial Officer
Nancy R. Alpert...................     Senior Vice President--Corporate
                                       Development
Vanessa Benfield..................     Senior Vice President--Sales
Richard Caccappolo................     Senior Vice President, iVillage Solutions
Jane Tollinger....................     Senior Vice President--Operations and
                                       Business Affairs

                              Directors of Parent


Name                                   Principal Occupation and Principal Address of Occupation
----                                   --------------------------------------------------------
James Asher.......................     Senior Vice President and Chief Legal and Development Officer
                                       The Hearst Corporation
                                       959 Eighth Avenue
                                       New York, NY 10019
Cathleen Black....................     President, Hearst Magazines
                                       The Hearst Corporation
                                       959 Eighth Avenue
                                       New York, NY 10019
Nancy Evans.......................     Editor-in-Chief and Director
                                       iVillage Inc.
                                       500-512 Seventh Avenue
                                       New York, NY  10018
John T. Healy.....................     Principal
                                       The H.A.M. Media Group, LLC
                                       305 Madison Avenue, Suite 3016
                                       New York, NY  10112
Habib Kairouz.....................     Managing Director
                                       Rho Management Company, Inc.
                                       Carnegie Hall Tower
                                       152 W. 57th Street, 23rd Floor
                                       New York, NY  10019
Lennert J. Leader.................     President, Venture Group
                                       AOL Time Warner Investments
                                       22000 AOL Way
                                       Dulles, VA 20166
Douglas W. McCormick..............     Chief Executive Officer and Chairman of the Board
                                       iVillage Inc.
                                       500-512 Seventh Avenue
                                       New York, NY  10018
Edward T. Reilly..................     President and Chief Executive Officer
                                       American Management Association
                                       1601 Broadway
                                       New York, NY  10019
Daniel Schulman...................     Chief Executive Officer
                                       Virgin Mobile USA
                                       180 South Street, Suite 101
                                       New Providence, NJ  07974
Alfred Sikes......................     Consultant
                                       The Hearst Corporation
                                       959 Eighth Avenue
                                       New York, NY 10019
